POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Peter J. Bragdon, Jim Swanson, Richelle Luther and Christina A. Mecklenborg,
signing singly, the undersigned's true and lawful attorney-in-fact to:

1.    execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Columbia Sportswear (the "Company"), Forms 3, 4 and
5 (including amendments thereto) in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations thereunder and a
Form ID, Uniform Application for Access Codes to File on Edgar;

2.    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 or
Form ID and timely file such forms (including amendments thereto) and application with the United States Securities and Exchange Commission and any
stock exchange or similar authority; and

3.    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

The undersigned acknowledges, and agrees to abide by, the Company's policies and to furnish such information, either orally or in writing, as necessary to comply with Section
16 of the Securities Exchange Act of 1934, which may be relied upon by such attorney-
in-fact.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof ("Prior
Powers of Attorney"), and the authority of the attorneys-in-fact named in any Prior
Powers of Attorney is hereby revoked.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier (a) revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (b)
superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 9, 2023.

/s/ TIMOTHY P. BOYLE
Timothy P. Boyle